EIGHTH AMENDMENT TO LEASE

   THIS EIGHTH AMENDMENT TO LEASE is made as of March 26, 1998 between PETULA ASSOCIATES, LTD., an Iowa corporation and EQUITY FC, LTD., an Iowa corporation (collectively, "Lessor"), and SEQUENT COMPUTER SYSTEMS, INC., an Oregon corporation ("Lessee").

                              RECITALS

   A. Lessor and Lessee are parties to that certain Lease Agreement dated May 8, 1987 (the "Lease Agreement") and the following documents (the
"Amendments"), which amend such Lease Agreement (the Lease Agreement and all such Amendments are herein collectively referred to as the "Lease"):

      1. First Amendment dated December 29, 1987;
      2. Second Amendment dated July 28, 1988;
      3. Third Amendment dated July 28, 1989;
      4. Fourth Amendment dated September 20, 1991;
      5. Fifth Amendment dated December 2, 1992;
      6. Sixth Amendment dated April 5, 1993; and
      7. Seventh Amendment dated September 30, 1997

   B. Capitalized terms not defined in this Amendment have the meanings set forth in the Lease.

   C. Lessor and Lessee desire to amend the Lease as set forth herein.

                            AGREEMENT

1. LEASE REVISIONS.

   1.1 Closing Costs and Title Insurance. The following is added after the last sentence of Section 6.4.3 of the Lease and is hereby made a part of Section 6.4.3:

          "If available from Escrow Agent and if requested by Lessor, Escrow Agent shall issue to Lessor at its expense a "simultaneous issue" seller's policy of title insurance."

   1.2 Conveyance.  The following shall be added after the last sentence of
Section 6.4.4 of the Lease and is hereby made a part of Section 6.4.4:

          "At Lessee's request, Lessor shall convey title to the Property to an institutional lender or trustee providing synthetic lease financing or other institutional financing to Lessee in connection with its acquisition of the Property; provided, however, use of such designee will not affect (or operate as a release of) Lessee's obligations or liability under the Lease, including the Option to Purchase provisions of the Lease."

   1.3 Lease Termination. The following is added as a new Section 6.4.7 to the Lease:

          "6.4.7 Termination of Lease. This Lease shall automatically terminate effective upon the Closing of the sale of the Property from Lessor to Lessee pursuant to this Section 6; provided, however, the Survival Provisions of Section 51 shall apply in connection with any such termination. If requested by Lessee, Lessor shall enter into a lease termination agreement with Lessee to evidence the agreement of the parties in this Section 6.4.7, and Lessee shall have the right to record such lease termination agreement in the records of Washington County, Oregon at any time following the recording of the statutory special warranty deed referenced in Section 6.4.4."

   1.4 Skybridge. Lessor and Lessee acknowledge that Lessee has exercised its option to purchase the Section Building (as defined in Section 47.3.4 of the Lease) which includes the skybridge connecting the Premises to the improvements which are the subject of the Second Lease. And that upon closing of such purchase Lessor shall not be responsible for any obligations of Lessor under the Lease with respect to such skybridge that accrue after the closing of such purchase. In connection with the closing of such purchase, Lessor, Lessee and, if applicable, Lessee's designee shall enter into a skybridge easement agreement with respect to such skybridge in form and content mutually agreeable to Lessor and Lessee.

   1.5 Traffic Signal.  The following is added as a new Section 52 to the
Lease:

          "52 Traffic Signal. Lessor and Lessee agree that the cost to install a traffic signal (the "Signal") at the intersection of Koll Parkway, Walker Road and SW 150th Avenue shall be treated as a Special Common Area Assessment pursuant to the Declaration of Covenants, Conditions and Restrictions dated March 12, 1986, as amended by First Amendment thereto dated October 28, 1996 and Section Amendment thereto dated March 13, 1998 (collectively, the "Declaration"), which Declaration encumbers the Property and other property. Once the Signal has been installed and is operational (the "Signal Completion Date"), Lessor shall furnish to Lessee a statement in commercially reasonable detail showing the portion of the cost to install such Signal (the "Signal Cost") that is allocated to the Property as a Special Common Area Assessment pursuant to the Declaration and, upon request from Lessee, shall furnish copies of invoices received and paid by Lessor in connection with the installation of the Signal. Lessee agrees to reimburse Lessor for the portion of the Signal Cost allocated to the Property, provided, however, that, except as provided herein, Lessee shall not be required to pay such cost in a lump sum, but rather such cost, together with a financing charge of ten percent (10%) per annum, shall be amortized over an estimated useful life of ten (10) years and Lessee shall reimburse Lessor for such cost by paying Lessor in equal monthly installments beginning on the first day of the second calendar month following the Signal Completion Date (or on the first day of the next calendar month if the Signal Completion Date is the first day of a calendar month) and on the first day of each month thereafter during the remaining term of this Lease that portion of such cost attributable to the month preceding such payment based on such amortization plan. If the Signal Completion Date is a day other than the first day of a calendar month, then on the first day of the calendar month following the Signal Completion Date, Lessee shall pay to Lessor interest at the rate provided herein from the Signal Completion Date through the last day of the month in which the Signal Completion Date occurs. In the alternative, Lessee shall have the right to prepay all or any portion of the outstanding balance of such cost at any time without any prepayment charge. If Lessee purchases the Property pursuant to the Option to Purchase in this Lease and the Signal has been installed and is operational, upon the closing of such purchase Lessee shall pay to Lessor the outstanding balance of the Signal Cost allocated to the Property. If Lessee does not purchase the Property pursuant to the Option to Purchase in this Lease and this Lease expires or otherwise terminates, the (i) Lessee shall pay to Lessor within ten (10) days of such expiration or termination that portion of the Signal Cost allocated to the Property that is attributable to the period commencing with the first day of the month in which this Lease expires or otherwise terminates, and (ii) Lessee's obligation to reimburse Lessor for the remaining balance of the Signal Cost allocated to the Property shall cease upon such expiration or termination of this Lease, provided, however, that if this Lease terminates due to the default of Lessee, Lessor may recover from Lessee the unpaid portion of the Signal Cost allocated to the Property, if any, in addition to other amounts allowed under Section 20.2 of this Lease. Nothing herein shall be deemed an agreement by Lessee that the cost of any other traffic signal(s) installed near the Property in the future should be passed through to Lessee under this Lease."

   1.6 Monument Sign. Notwithstanding that the monument sign used by Lessee in connection with its use of the Premises is located within an area designated as common area under the Declaration, during the term of this Lease the expense of maintaining the sign shall not be treated as a common area expense, but rather shall be the responsibility of Lessee. Upon termination of this Lease, the expense of maintaining the sign shall be treated as a common area expense under the Declaration unless the sign is used exclusively by the owner of the Premises or any new tenant of such owner, in which case such expense shall be the responsibility of such owner or such tenant.

2. STATUS OF LEASE. Except as expressly amended hereby, the Lease remains in full force and effect and is hereby ratified and affirmed.

3. COUNTERPARTS. This Amendment may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

4. FACSIMILE TRANSMISSION. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties shall confirm facsimile trasmitted signatures by signing an original document.

   IN WITNESS WHEREOF, this Eighth Amendment to Lease has been executed as of the date set forth above.

         LESSOR:  PETULA ASSOCIATES, LTD., an Iowa corporation

                      By:  /s/ MICHAEL S. DUFFY
                      Name:  MICHAEL S. DUFFY
                      Title:    VICE PRESIDENT

                      By:  /s/ GREGORY C. HAUSER
                      Name:  GREGORY C. HAUSER
                      Title:    VICE PRESIDENT


                  EQUITY FC, LTD., an Iowa corporation

                      By:  /s/ L.S. VALENTINE
                      Name:   L.S. VALENTINE
                      Title:    COUNSEL

                      By:   /s/ RONALD B. FRANKLIN
                      Name:   RONALD B. FRANKLIN
                      Title:     VICE PRESIDENT


         LESSEE:  SEQUENT COMPUTER SYSTEMS, INC., an Oregon corporation

                      By:  /s/ ROBERT B. WITT
                      Name:  ROBERT B. WITT
                      Title:   VICE PRESIDENT & CIO